                                                                    EXHIBIT 99.1

                     [HAWTHORNE FINANCIAL CORPORATION LOGO]

                         HAWTHORNE FINANCIAL CORPORATION
                                  PRESS RELEASE

APRIL 24, 2003
IMMEDIATE RELEASE

Contact: Ms. Simone Lagomarsino, President and Chief Executive Officer
           (310) 725-5631
         Mr. David Rosenthal, Chief Financial Officer (310) 725-1890

HAWTHORNE FINANCIAL REPORTS STRONG FIRST QUARTER EARNINGS FOR 2003

(El Segundo, CA) Hawthorne Financial Corporation (the "Company"), (NASDAQ:HTHR), parent company of Hawthorne Savings, F.S.B. (the "Bank"), today announced first quarter 2003 net income of $6.7 million, representing an increase of 14.1%, compared to $5.9 million a year earlier. Diluted earnings per share for the quarter were $0.81, representing an increase of 5.2%, compared to earnings per share of $0.77 for the first quarter 2002.

FIRST QUARTER HIGHLIGHTS

         - The Company's strong level of net income of $6.7 million during the first quarter of 2003 represents the strength and dedication of our talented employees.

         - Loan volume increased 34.7% during the first quarter 2003, compared to the same period in 2002, reflecting the Bank's improved asset generation capabilities.

         - During the quarter, non-interest bearing checking account balances increased 35.3% on an annualized basis, and annualized deposit growth was 24.0%, reflecting the Company's focus on building franchise value.

         - Deposit fee income increased 16.3% while general and administrative expenses decreased by 6.9% compared to the prior quarter, demonstrating the Company's focus on improving efficiency. The efficiency ratio improved to 47.62% during the first quarter 2003, from 50.44% during the fourth quarter 2002.

         - Asset quality measurements remain at historically strong levels, reflecting the changes made to underwriting practices during the past four years.

"Net income and other key performance measurements such as ROA/ROE and asset quality for the quarter continue to reflect the strong foundation that we have built," said Simone Lagomarsino, the Company's President and Chief Executive Officer.

RETURN ON ASSETS/RETURN ON EQUITY

Key performance measurements for the first quarter reflected improvements over the fourth quarter of 2002. Net income for the three months ended March 31, 2003, resulted in a return on average assets ("ROA") of 1.06%, compared with a ROA of 0.97% for the fourth quarter of 2002. Return on average equity ("ROE") was 16.46% for the three months ended March 31, 2003, compared with a ROE of 14.91% for the fourth quarter of 2002.

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 2 OF 9

NET INTEREST INCOME

The Company's net interest income after provision for credit losses was $21.1 million for the quarter, which was relatively flat compared to the prior quarter, and reflecting an increase of 23.8% compared to the $17.1 million for the first quarter of 2002. The Company's net interest margin for the three months ended March 31, 2003 was 3.44%, compared with 3.55% during the prior quarter, and 3.80% during the first quarter 2002.

The average cost of funds for the Company decreased to 2.82% during the three months ended March 31, 2003, compared to 3.08% the prior quarter, and 3.78% during the first quarter 2002. The reduction in the cost of funds is the result of the combination of the continued downward pressure on interest rates, maturing certificates of deposit with higher than current market rates, and the shift in the deposit mix.

Net interest income was positively impacted by: 1) the inclusion of the net assets from the acquisition of First Fidelity in August 2002, 2) the continued strong origination volume of $236.5 million, 3) the majority of ARM loans ($1.2 billion) reaching their contractual floors and 4) increased income from the investment securities portfolio.

Both net interest income and net interest margin continue to be adversely impacted as borrowers refinance loans, which resulted in $179.8 million in prepayments with a weighted average interest rate of 7.30%, while new loan originations had a weighted average interest rate of 5.50% during the quarter. As a result, the yield on loans receivable was 6.40% during the three months ended March 31, 2003, compared to 6.74% during the prior quarter and 7.61% during the first quarter 2002.

Net interest income was positively impacted by the increase in mortgage backed securities, which resulted from the deployment of the excess liquidity caused by loan prepayments. This had the effect of compressing the net interest margin. Accordingly, and due to the uncertainty regarding future prepayment speeds, we are lowering the previously announced guidance for 2003 net interest margin by 10 basis points, to the range of 3.25% to 3.35%.

NONINTEREST REVENUES

Noninterest revenues increased 18.9% to $1.5 million for the three months ended March 31, 2003, compared with $1.3 million during the same period in 2002. Loan and other related fees constituted 57.6% of noninterest revenues and were comprised primarily of prepayment fees resulting from the high level of refinancings. Fee income on deposits increased 22.3% during the first quarter 2003, compared with the same period in 2002, and increased 16.3% compared to the prior quarter, resulting from the growth in core transaction deposits and other fee generating initiatives.

The Company continues to expand its customer product array, which will enhance customer retention and satisfaction, thereby increasing income. The ratio of products per household increased slightly to 2.46 at March 31, 2003 for the combined Bank, compared with 2.44 at December 31, 2002. The retail banking team has implemented a customer overdraft protection program. As a result of this program along with other initiatives contemplated, we reiterate prior guidance that noninterest income will increase by 10% for the year.

NONINTEREST EXPENSE

Total general and administrative expenses ("G&A") were $11.2 million for the three months ended March 31, 2003, compared with $12.0 million incurred in the fourth quarter of 2002. "This $0.8 million decrease in G&A to the prior quarter represents a 6.9% reduction and validates the cost containment emphasis and efforts our team continues to implement," Ms. Lagomarsino said. Annualized G&A (excluding other/legal settlements) to average assets (excluding allowance for credit losses) decreased to 1.69% for the quarter ended March 31, 2003, compared to 1.82% for the year ended 2002. The Company's efficiency ratio was 47.62% for the three months ended March 31, 2003, which was less than the fourth quarter of 2002 and the 48.07% for the year ended 2002. The Company remains focused on its goal to reduce the efficiency ratio to 45% or less in 2003.

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 3 OF 9

LOANS

Loans receivable averaged $2.1 billion during the first quarter of 2003, which was relatively flat compared to the prior quarter, and reflected a 24.8% increase compared to average loans outstanding during the first quarter 2002. New loan originations were $236.5 million for the first quarter of 2003, which represented an increase of 34.7% compared to originations during the first quarter 2002. "We continue to work to reduce the average loan size, and to diversify the loan portfolio across products types and geographically throughout Southern California," Ms. Lagomarsino said.

DEPOSITS

Total deposits increased to $1.8 billion at March 31, 2003, from $1.7 billion at December 31, 2002, a 24.0% annualized increase. As of March 31, 2003, the Bank had 67,974 total retail deposit accounts, 40,223 total households and 22,246 checking accounts, which reflected increases from the prior year of 14.3%, 16.3% and 11.1%, respectively.

"I am pleased to report that the Bank has been selected as the "Best Bank in the South Bay" by the readers of a local South Bay newspaper, the Easy Reader. The Bank has been awarded this honor in three out of the last four years, which is a reflection of our commitment to providing "extreme service" to our customers throughout the Bank," said Ms. Lagomarsino. "We are bringing this same level of commitment to "extreme service" and community participation as we proceed with our branching strategy in Orange and San Diego Counties," she added.

The Company also announced the planned opening of two new branches in the second quarter of 2003. Ms. Lagomarsino stated, "In April, we will open our fourteenth branch in Baldwin Hills, in Los Angeles County. This location has been the headquarters of Operation Hope, a community development organization that Hawthorne has been associated with for over five years, and we are very excited about the opportunity to convert many of their clients to Hawthorne Savings' customers. In June, we expect to open our fifteenth branch in the Oak Creek area of Irvine, in Orange County."

ASSET QUALITY

Management is very pleased that classified assets remain at historically low levels. At March 31, 2003, the ratio of total allowance for credit losses to loans receivable, net of specific valuation allowance, was 1.66%, compared with 1.64% at December 31, 2002.

Based on the current assessment of asset quality and economic indicators, management anticipates that the provision for credit losses for the remainder of 2003 will be based primarily on loan growth.

STOCK REPURCHASES/EXERCISES

During the first quarter of 2003, there were 123,000 shares repurchased at an average price of $28.98. As of March 31, 2003, cumulative repurchases were 1,305,983 shares at an average price of $21.64. Currently, $2.3 million remains available for additional share repurchases under existing board approved authorizations.

In February 2003, the Fort Pitt Fund LP, which is controlled by one of the Company's directors, exercised warrants to purchase 380,450 shares of common stock, in a cashless transaction.

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 4 OF 9

CAPITAL LEVELS

At March 31, 2003, the Bank remained well-capitalized with core, tier 1 and risk-based capital ratios of 7.46%, 10.54% and 11.80%, respectively. The minimum ratios for well-capitalized banks are 5%, 6% and 10% for core capital, tier 1 and risk-based capital, respectively.

ABOUT HAWTHORNE SAVINGS

Hawthorne Savings, F.S.B., with total assets of $2.6 billion, operates thirteen branches in the coastal counties of Southern California. The Company specializes in real estate secured loans in the niche markets that it serves, including: 1) permanent loans collateralized by single family residential property, 2) permanent loans secured by multi-family residential and commercial real estate,
3) loans for the construction of multi-family residential, commercial and individual single family residential properties and the acquisition and development of land for the construction of such projects. The Company funds its loans predominantly with retail deposits generated through its thirteen full service retail offices and FHLB advances.

                                    * * * * *

When used in this press release or in future press releases, filings by Hawthorne Financial Corporation ("Company") with the Securities and Exchange Commission ("SEC"), or other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Also, the Company wishes to advise readers that various risks and uncertainties could affect the Company's financial performance and cause actual results for future period to differ materially from those anticipated or projected. Specifically, the Company cautions readers that important factors could affect the Company's business and cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company, including: general economic conditions in its market area, particularly changes in economic conditions in the real estate industry or real estate values in our market, changes in market interest rates, loan prepayments increasing or continuing at the current pace, risk associated with credit quality, outcome of pending litigation, inherent market risk associated with treasury activities, the Company's ability to successfully implement new strategic initiatives and other risks with respect to its business and/or financial results detailed in the Company's press releases and filings with the SEC. Stockholders are urged to review the risks described in such releases and filings. The risks highlighted herein should not be assumed to be the only factors that could affect future performance of the Company. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 5 OF 9

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                                                  MARCH 31,                DECEMBER 31,
                                                                                    2003                       2002
                                                                                 ------------              ------------
Assets:
  Cash and cash equivalents                                                      $    17,772               $    21,849
  Investment securities available-for-sale, at fair value                            329,255                   267,596
  Loans receivable (net of allowance for credit losses
    of $35,506 in 2003 and $35,309 in 2002)                                        2,097,835                 2,114,255
  Accrued interest receivable                                                         11,652                    11,512
  Investment in capital stock of Federal Home Loan Bank, at cost                      35,151                    34,705
  Office property and equipment at cost, net                                           5,237                     5,106
  Deferred tax asset, net                                                              6,966                    10,068
  Goodwill                                                                            22,970                    22,970
  Intangible assets                                                                    1,285                     1,388
  Other assets                                                                        32,918                     5,521
                                                                                 -----------               -----------
        Total assets                                                             $ 2,561,041               $ 2,494,970
                                                                                 ===========               ===========
Liabilities and Stockholders' Equity:
  Liabilities:
    Deposits:
      Noninterest-bearing                                                        $    43,328               $    39,818
      Interest-bearing:
        Transaction accounts                                                         605,321                   597,528
        Certificates of deposit                                                    1,113,790                 1,025,464
                                                                                 -----------               -----------
        Total deposits                                                             1,762,439                 1,662,810
    FHLB advances                                                                    565,945                   600,190
    Capital securities                                                                51,000                    51,000
    Accounts payable and other liabilities                                            15,062                    17,904
                                                                                 -----------               -----------
        Total liabilities                                                          2,394,446                 2,331,904
                                                                                 -----------               -----------
Stockholders' Equity:
  Common stock -- $0.01 par value; authorized 20,000,000
    shares; issued, 8,992,402 shares (2003) and
    8,576,048 shares (2002)                                                               90                        86
  Capital in excess of par value -- common stock                                      81,553                    81,087
  Retained earnings                                                                  111,870                   105,134
  Accumulated other comprehensive income                                               1,391                     1,504
  Less:
    Treasury stock, at cost -- 1,311,383 shares (2003) and
      1,188,383 shares (2002)                                                        (28,309)                  (24,745)
                                                                                 -----------               -----------
        Total stockholders' equity                                                   166,595                   163,066
                                                                                 -----------               -----------
        Total liabilities and stockholders' equity                               $ 2,561,041               $ 2,494,970
                                                                                 ===========               ===========

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 6 OF 9

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

                                                                                                      THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                               -------------------------------
                                                                                                   2003               2002
                                                                                               ------------        -----------
Interest revenues:
 Loans                                                                                         $     34,173        $    32,508
 Investments and other securities                                                                     2,952                  -
 Investment in capital stock of Federal Home Loan Bank, fed funds and other                             464                861
                                                                                               ------------        -----------
     Total interest revenues                                                                         37,589             33,369
                                                                                               ------------        -----------
Interest costs:
 Deposits                                                                                             9,569              9,534
 FHLB advances                                                                                        5,813              5,152
 Senior notes                                                                                             -                806
 Capital securities                                                                                     773                304
                                                                                               ------------        -----------
     Total interest costs                                                                            16,155             15,796
                                                                                               ------------        -----------
Net interest income                                                                                  21,434             17,573
Provision for credit losses                                                                             300                500
                                                                                               ------------        -----------
     Net interest income after provision for credit losses                                           21,134             17,073
Noninterest revenues:
 Loan related and other fees                                                                            886                848
 Deposit fees                                                                                           456                373
 Other                                                                                                  195                 72
                                                                                               ------------        -----------
     Total noninterest revenues                                                                       1,537              1,293
Income from real estate operations, net                                                                   1                 69
Noninterest expenses:
 General and administrative expenses:
   Employee                                                                                           6,190              5,032
   Operating                                                                                          2,401              1,503
   Occupancy                                                                                          1,186                914
   Professional                                                                                         447                107
   Technology                                                                                           549                369
   SAIF premiums and OTS assessments                                                                    165                136
   Other/legal settlements                                                                              226                 20
                                                                                               ------------        -----------
     Total general and administrative expenses                                                       11,164              8,081
                                                                                               ------------        -----------
Income before income taxes                                                                           11,508             10,354
Income tax provision                                                                                  4,772              4,452
                                                                                               ------------        -----------
Net income                                                                                     $      6,736        $     5,902
                                                                                               ============        ===========
Basic earnings per share                                                                       $       0.89        $      1.10
                                                                                               ============        ===========
Diluted earnings per share                                                                     $       0.81        $      0.77
                                                                                               ============        ===========
Weighted average basic shares outstanding                                                             7,575              5,372
                                                                                               ============        ===========
Weighted average diluted shares outstanding                                                           8,340              7,627
                                                                                               ============        ===========


                        HAWTHORNE FINANCIAL CORPORATION

FIRST QUATER 2003 RESULTS
APRIL 24,2003
PAGE 7 OF 9

SUPPLEMENTAL INFORMATION - CLASSIFIED ASSETS (UNAUDITED)
(Dollars in thousands)

                                                                                 MARCH 31,    DECEMBER 31,    MARCH 31,
                                                                                   2003           2002          2002
                                                                                ----------    ------------   ----------
Risk elements:
    Nonaccrual loans                                                            $    8,312    $      7,675   $    6,295
    Real estate owned, net                                                               -               -            -
                                                                                ----------    ------------   ----------
                                                                                     8,312           7,675        6,295
   Performing loans classified substandard or lower (1)                             15,018          16,002       46,520
                                                                                ----------    ------------   ----------
         Total classified assets                                                $   23,330    $     23,677   $   52,815
                                                                                ==========    ============   ==========
         Total classified loans                                                 $   23,330    $     23,677   $   52,815
                                                                                ==========    ============   ==========
Loans restructured and paying in accordance with modified terms (2)             $    2,448    $      2,468   $    2,707
                                                                                ==========    ============   ==========
Gross loans before allowance for credit losses                                  $2,133,341    $  2,149,564   $1,693,408
                                                                                ==========    ============   ==========
Loans receivable, net of specific valuation allowance                           $2,133,085    $  2,149,376   $1,692,958
                                                                                ==========    ============   ==========
Delinquent loans:
    30 - 89 days                                                                $    8,738    $      5,357   $   14,405
    90+ days                                                                         4,699           7,175        4,968
                                                                                ----------    ------------   ----------
        Total delinquent loans                                                  $   13,437    $     12,532   $   19,373
                                                                                ==========    ============   ==========
Allowance for credit losses:
    General valuation allowance ("GVA")                                         $   35,250    $     35,121   $   28,226
    Specific valuation allowance ("SVA")                                               256             188          450
                                                                                ----------    ------------   ----------
        Total allowance for credit losses                                       $   35,506    $     35,309   $   28,676
                                                                                ==========    ============   ==========
Net loan charge-offs:
    Net charge-offs for the quarter ended (3)                                   $      103    $        664   $    2,426
    Percent to loans receivable, net of SVA (annualized)                              0.02%           0.12%        0.57%
    Percent to beginning of period allowance for credit losses (annualized)           1.17%           7.40%       31.71%
Selected asset quality ratios at period end:
   Total nonaccrual loans to total assets                                             0.32%           0.31%        0.34%
   Total allowance for credit losses to loans receivable, net of SVA                  1.66%           1.64%        1.69%
   Total GVA to loans receivable, net of SVA                                          1.65%           1.63%        1.67%
   Total allowance for credit losses to nonaccrual loans                            427.17%         460.05%      455.54%
   Total classified assets to Bank core capital and GVA                              10.41%          10.81%       27.81%

-----------------------------------

(1)  Excludes nonaccrual loans.

(2)  Troubled debt restructured loans not classified and not on nonaccrual.

(3) During the course of the year, charge-offs are anticipated and reflected as specific valuation allowances.

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 8 OF 9

NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)

                                                                        THREE MONTHS ENDED MARCH 31,
                                                  -----------------------------------------------------------------------
                                                                 2003                                2002
                                                  ----------------------------------  -----------------------------------
                                                                           WEIGHTED                            WEIGHTED
                                                    AVERAGE    REVENUES/   AVERAGE      AVERAGE    REVENUES/   AVERAGE
                                                    BALANCE      COSTS    YIELD/COST    BALANCE      COSTS    YIELD/COST
                                                  -----------  ---------  ----------  -----------  ---------  ----------
Assets:
Interest-earning assets:
  Loans receivable (1)                            $ 2,144,063  $ 34,173     6.40%     $ 1,717,674  $ 32,508      7.61%
  Cash, fed funds and other                             5,945        19     1.30          118,658       487      1.66
  Investment securities                               316,986     2,952     3.73                -         -         -
  Investment in capital stock of
    Federal Home Loan Bank                             34,860       445     5.18           24,607       374      6.16
                                                  -----------  --------               -----------  --------
      Total interest-earning assets                 2,501,854    37,589     6.04        1,860,939    33,369      7.21
                                                               --------    -----                   --------    ------
Noninterest-earning assets                             51,378                               1,247
                                                  -----------                         -----------
      Total assets                                $ 2,553,232                         $ 1,862,186
                                                  ===========                         ===========

Liabilities and Stockholders' Equity:
  Interest-bearing liabilities:
    Deposits                                      $ 1,675,565  $  9,569     2.32%     $ 1,161,976  $  9,534      3.33%
    FHLB advances                                     583,337     5,813     3.99          484,000     5,152      4.26
    Senior notes                                            -         -        -           25,778       806     12.50
    Capital securities                                 51,000       773     6.06           14,000       304      8.69
                                                  -----------  --------               -----------  --------
      Total interest-bearing liabilities            2,309,902    16,155     2.82        1,685,754    15,796      3.78
                                                               --------    -----                   --------    ------

  Noninterest-bearing checking                         41,302                              35,957
  Noninterest-bearing liabilities                      38,353                              19,702
  Stockholders' equity                                163,675                             120,773
                                                  -----------                         -----------
      Total liabilities and stockholders' equity  $ 2,553,232                         $ 1,862,186
                                                  ===========                         ===========

Net interest income                                            $ 21,434                            $ 17,573
                                                               ========                            ========
Interest rate spread                                                        3.22%                                3.43%
                                                                           ======                              ======
Net interest margin                                                         3.44%                                3.80%
                                                                           ======                              ======

------------------------------

(1) Includes the interest on nonaccrual loans only to the extent it was paid and recognized as interest income.

                         HAWTHORNE FINANCIAL CORPORATION

FIRST QUARTER 2003 RESULTS
APRIL 24, 2003
PAGE 9 OF 9

NET LOAN PORTFOLIO COMPOSITION (UNAUDITED)
(Dollars in thousands)

                                                        MARCH 31, 2003                        DECEMBER 31, 2002
                                                -----------------------------           -----------------------------
                                                  BALANCE             PERCENT             BALANCE             PERCENT
                                                -----------           -------           -----------           -------
Single family residential                       $   847,421            39.93%           $   851,268            39.81%
Income property:
   Multi-family                                     706,488            33.29%               689,100            32.22%
   Commercial                                       378,835            17.85%               387,354            18.11%
   Development:
       Multi-family                                  45,075             2.12%                57,037             2.67%
       Commercial                                    36,531             1.72%                41,168             1.93%
Single family construction:
   Single family residential                         68,514             3.23%                75,218             3.52%
Land                                                 34,214             1.61%                32,612             1.52%
Other                                                 5,225             0.25%                 4,738             0.22%
                                                -----------           ------            -----------           ------
          Total loan principal (1)              $ 2,122,303           100.00%           $ 2,138,495           100.00%
                                                ===========           ======            ===========           ======

---------------------------------
(1)  Excludes net deferred fees and costs.

SELECTED FINANCIAL DATA (UNAUDITED) (1)                                        THREE MONTHS ENDED
(Dollars in thousands)                                                             MARCH 31,
                                                                            -------------------------
                                                                             2003               2002
                                                                            ------            -------
PERFORMANCE RATIOS
Return on average assets (2)                                                 1.06%              1.27%
Return on average equity (2)                                                16.46%             19.55%
Efficiency ratio (3)                                                        47.62%             42.73%

GROWTH RATIOS (2)
Total assets                                                                10.59%              1.52%
Loans receivable, net                                                       -3.11%            -10.43%
Total deposits                                                              23.97%             -0.99%

                                                                        MARCH 31,          MARCH 31,
                                                                          2003                2002
                                                                        ---------          ---------
BANK CAPITAL RATIOS
Core capital                                                            $ 188,876          $ 161,664
Ratio                                                                        7.46%              8.69%
Tier 1 capital                                                          $ 188,876          $ 161,664
Ratio                                                                       10.54%             12.41%
Risk-based capital                                                      $ 211,440          $ 177,455
Ratio                                                                       11.80%             13.62%

-------------------------------

(1)  All ratios were calculated based on net income.

(2) Annualized for the three months ended March 31, 2003 and March 31, 2002, respectively.

(3) Represents total general and administrative expenses (excluding other/legal settlements) divided by net interest income before provision for credit losses and noninterest revenues.